UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2014

ARMSTRONG WORLD INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-2116	23-0366390
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2500 Columbia Avenue P.O. Box 3001, Lancaster, Pennsylvania	17603
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 397-0611

NA

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On December 15, 2014, Armstrong World Industries, Inc. (the “Company”) announced that it entered into a Nomination and Shareholder Agreement (the “Nomination Agreement”) with ValueAct Capital Master Fund L.P., VA Partners I, LLC, ValueAct Capital Management, L.P., ValueAct Capital Management, LLC, ValueAct Holdings, L.P., ValueAct Holdings GP, LLC and Gregory P. Spivy (collectively, the “ValueAct Group”). The ValueAct Group currently beneficially owns approximately 17% of the Company’s outstanding common stock.

Pursuant to the Nomination Agreement, the Company appointed Gregory P. Spivy, a Partner at ValueAct Capital, as a member of the board of directors of the Company (the “Board”), effective immediately. Mr. Spivy’s term will continue until the Company’s 2015 annual meeting of shareholders, at which time the Company has agreed to nominate Mr. Spivy for election to the Board. However, if at any time the ValueAct Group ceases to own at least 7.5% of the outstanding common stock of the Company, Mr. Spivy will be required to resign from the Board and the Company will no longer be required to nominate Mr. Spivy for election at the 2015 annual meeting of shareholders. Although the Company has agreed that Mr. Spivy will be considered for appointment to each of the standing committees of the Board (other than the Audit Committee), the Board has not yet appointed Mr. Spivy to any standing committee. Under the Nomination Agreement, the ValueAct Group is entitled to nominate a mutually acceptable replacement in the event that Mr. Spivy no longer serves as an Armstrong director during the term of the Nomination Agreement, so long as the ValueAct Group continues to own at least 7.5% of the Company’s outstanding common stock.

Mr. Spivy has agreed, at all times while serving as a member of the Board, among other things, that he will: (i) meet all director independence and other standards of the Company, the New York Stock Exchange (the “NYSE”) and the Securities and Exchange Commission and applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, including Rule 10A-3; (ii) be qualified to serve as a director under the Pennsylvania Business Corporation Act; and (iii) be bound by all policies, codes and guidelines applicable to all directors of the Company, including the Company’s Corporate Governance Principles, and to preserve the confidentiality of the Company’s business and information, including discussions or matters considered in meetings of the Board or Board committees.

During the term of the Nomination Agreement, the ValueAct Group has agreed, among other things, that it will not: (i) in any way participate in any “solicitation” of proxies, or advise, encourage or influence any person with respect to the voting of any securities of the Company with respect to the election of individuals to the Board or approval of any shareholder proposals; (ii) in any way participate in any group with any persons who are not ValueAct affiliates with respect to the Company’s securities; (iii) acquire any beneficial or other ownership interest in more than 19% in the aggregate of the shares of the Company’s common stock outstanding at such time; (iv) sell the securities of the Company to any person or entity that would own more than 5% of the outstanding shares of the Company’s common stock following such transaction; (v) effect or seek to effect any tender or exchange offer, merger, consolidation, acquisition, scheme, arrangement, business combination, recapitalization, reorganization, sale or acquisition of material assets, liquidation, dissolution or other extraordinary transaction involving the Company; (vi) engage in any short sale or similar derivative transaction related to the market price or value of the Company’s securities; (vii) call or seek to call any meeting of shareholders, nominate any candidate to the Board, seek the removal of any member of the Board, seek to act by written consent, or make a request for any shareholder list or other Company books and records; (viii) support or make any proposal that constitutes controlling, changing or influencing the Board or management of the Company, any material change in the capitalization or dividend policy of the Company, seeking to have the Company waive or amend its governance documents, or causing any class of securities of the Company to become eligible for deregistration; (ix) disparage the Company or affiliates thereof or any of its current or former officers or directors; (x) make any public disclosure, announcement or statement regarding a plan or proposal with respect to the Company or take any action that could require the Company to make any public disclosure; (xi) enter into any discussions negotiations, agreements, or understandings with any third party with respect to any of the foregoing; or (xii) request, directly or indirectly, any amendment or waiver of the foregoing.

The ValueAct Group also has agreed that it will: (i) vote in favor of the Company’s nominees to the board of directors at the Company’s 2015 annual meeting of shareholders; and (ii) vote in accordance with the Board’s recommendation with respect to any routine matters and the advisory vote on executive compensation to be submitted for the approval of shareholders at the 2015 annual meeting.

The Nomination Agreement terminates on the earliest of: (i) the Company’s material breach of the Nomination Agreement that has not been cured within thirty (30) days after receipt of notice of such breach; (ii) the date immediately following the last day on which a shareholder of the Company may timely give notice of its intent to bring a proposal for consideration at the Company’s 2016 annual meeting of shareholders; (iii) the date that is ninety (90) days after the date any ValueAct designee ceases to be a member of the Board; and (iv) a mutually agreed upon date.

The foregoing summary of the Nomination Agreement is not complete and is subject to, and qualified in its entirety by, the text of the Nomination Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In connection with the execution of the Nomination Agreement, the Company entered into a Confidentiality Agreement with the members of the ValueAct Group.

On December 15, 2014, the Company issued a press release relating to the appointment of Mr. Spivy to the Board, a copy of which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Appointment of Director

The text set forth above under Item 1.01 is incorporated into this Item 5.02 by reference.

On December 12, 2014, in accordance with the terms of the Nomination Agreement, the Board increased the size of the Board by one director and appointed Mr. Spivy to fill the newly-created vacancy, effective on December 15, 2014.

There are no family relationships between Mr. Spivy and other directors or officers of the Company.

The Board also determined that Mr. Spivy qualifies as an “independent director” pursuant to the rules of the NYSE and the Company’s Corporate Governance Principles regarding independence of members of the Board and has affirmatively determined that Mr. Spivy satisfies such independence requirements.

On December 15, 2014, the Company issued a press release relating to the appointment of Mr. Spivy, a copy of which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

In connection with his appointment, the Board approved a grant to Mr. Spivy of restricted stock units of the Company representing a total value of $53,550, which amount reflects the pro-rated equity portion of the retainer for Board service between Mr. Spivy’s appointment and the Company’s next annual meeting of shareholders. The exact amount of restricted stock units underlying the grant to Mr. Spivy will be based on the December 17, 2014 closing share price of the Company’s common stock, as reported on the NYSE. The grant of restricted stock units will be made in accordance with the terms of the Company’s 2008 Director Stock Unit Plan, as amended.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On December 15, 2014, the Company issued a press release announcing the appointment of Mr. Spivy to the Board, a copy of which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.2 attached hereto, is being furnished herewith and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No. 99.1	Nomination and Shareholder Agreement dated December 15, 2014

No. 99.2	Press Release of Armstrong World Industries, Inc. dated December 15, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG WORLD INDUSTRIES, INC.

By:	/s/ Mark A. Hershey
Mark A. Hershey
Senior Vice President, General Counsel and Chief Compliance Officer

Date:	December 15, 2014